Exhibit 99.1

Trulieve Starts Year with Record

First Quarter 2022 Results

•	Record revenue of $318.3 million, up 64% year over year and 4% sequentially

•	First quarter 2022 cash flow from operations of $45.1 million and cash balance of $267 million

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Industry leading U.S. retail network of 162 dispensaries, supported by over 4.0 million square feet of cultivation and processing capacity, up 95% and 93% year over year, respectively, as of March 31, 2022

Tallahassee, FL – May 12, 2022 – Trulieve Cannabis Corp. (CSE: TRUL) (OTCQX: TCNNF) (“Trulieve” or “the Company”), a leading and top-performing cannabis company in the U.S., today announced its results for the quarter ended March 31, 2022. Results are reported in U.S. dollars unless otherwise indicated.

Q1 2022 Financial Highlights*

•	Revenue increased 64% year over year to $318.3 million from $193.8 million and 4% sequentially.

•	Gross profit of $178.2 million and GAAP gross margin of 56.0% in the first quarter compared to gross profit of $132.4 million and GAAP gross margin of 43.4% in the fourth quarter of 2021.

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Net loss of $32.0 million, a sequential improvement of 55%, and adjusted net income of $1.7 million*, which excludes $17.2 million of transaction, acquisition, integration, and other non-recurring charges primarily associated with the Harvest acquisition, $13.8 million in asset impairments associated with the closing of redundant cultivation activities and a loss of $2.7 million due to the divestiture of a duplicative non-operating location.

•	Adjusted EBITDA of $105.5 million*, or 33.2% of revenue in the first quarter compared to adjusted EBITDA of $100.9 million*, or 33.0% of revenue in the fourth quarter of 2021.

•	Cash at quarter end of $267 million, bolstered by $45.1 million in cash flow from operations and the closing of $75 million senior secured notes at 8% due October 2026.

*	See “Non-GAAP Financial Measures” below for additional information and a reconciliation to GAAP for all Non-GAAP metrics.

Q1 2022 Operational Highlights

•	Completed the rebranding to Trulieve of all 22 affiliated and acquired retail locations in Maryland and Pennsylvania.

•	Opened 3 new dispensaries in Boca Raton and Riverview, Florida and Philadelphia, Pennsylvania.

•	Exited the first quarter 2022 with operations in 11 states, with 30% of our retail locations outside of the state of Florida.

•	Acquired 64K square feet of operational indoor cultivation capacity in Arizona.

•	Successfully launched Cultivar CollectionTM, MuseTM, Modern FlowerTM, MomentaTM, and Roll OneTM brands across markets including Florida, Maryland, Massachusetts, Pennsylvania and West Virginia.

•	Implemented nationwide Supplier Diversity Initiative.

Recent Events

•	Achieved record revenue, units sold, and number of customers served on 4/20.

•	Opened 3 new dispensaries in Fort Myers and Zephyrhills, Florida and Framingham, Massachusetts.

•	Currently operate 165 retail dispensaries and over 4.0 million square feet of cultivation and processing capacity in the United States.

Management Commentary

“Thanks to the efforts of all of our Trulieve employees, we’re off to a great start in 2022, with strong first quarter results underpinned by topline growth and cash flow,” said Kim Rivers, Trulieve CEO. “Once again we did what we said we would do, improving performance with our focus on the customer, hub strategy, branded products, and disciplined capital allocation.”

Rivers continued, “We delivered another record quarter while making substantive progress on our plan to optimize assets while preparing for future growth and catalysts. In 2022 we expect our strong balance sheet, access to capital and financial discipline will uniquely position us to capitalize on market opportunities created by the macroeconomic factors impacting our industry.”

Financial Guidance

Trulieve is reiterating 2022 guidance with expected revenue in the range of $1.3 billion to $1.4 billion and adjusted EBITDA* in the range of $450 million to $500 million. Based on the Company’s current forecasts, it expects to realize improved performance in the second half of 2022 relative to the first half of 2022.

Financial Highlights

Results of Operations	For the Three Months Ended
(Figures in millions and % change based on these figures)	March 31, 2022	March 31, 2021	change
Revenue	$318.3	$193.8	64%
Gross Profit	$178.2	$135.3	32%
Gross Margin %	56%	70%
Adjusted Gross Profit	$185.4	$139.0	33%
Adjusted Gross Margin %	58%	72%
Operating Expenses	$149.5	$62.7	138%
Operating Expenses %	47%	32%
Net Income (Loss)	$(32.0)	$30.1	—
Adjusted Net Income	$1.7	$38.5	-96%
Diluted Shares Outstanding	187.1	127.6
EPS	$(0.17)	$0.24	—
Adjusted EPS	$0.01	$0.30	-97%
Adjusted EBITDA	$105.5	$90.8	16%
Adjusted EBITDA Margin %	33%	47%

Analyst Event 2022

Trulieve will host an analyst event in Tallahassee, Florida on Tuesday June 7, 2022. The event will include a guided facility tour and a public webcast presentation by management. In person attendance will be limited. Analysts interested in attending the event in person should contact investor relations for additional details.

Conference Call

The Company will host a conference call and live audio webcast on May 12, 2022, at 8:30 A.M. Eastern time, to discuss its first quarter 2022 financial results.

Interested parties can join the conference call by dialing in as directed below. Participants are asked to request the Trulieve Cannabis Corp. call. Please dial in 15 minutes prior to the call.

U.S. toll free: 1-844-824-3830

Canada toll free: 1-855-669-9657

International dial in: 1-412-542-4136

A live audio webcast of the conference call will be available at:

https://app.webinar.net/G3El4rJ48b0

A powerpoint presentation is available at

https://investors.trulieve.com/events-presentations

An archived replay of the webcast will be available at:

https://investors.trulieve.com/events-presentations

The Company’s Form 10-Q for the quarter ended March 31, 2022, is available on the SEC’s website or at https://investors.trulieve.com/financial-information/quarterly-results. The Company’s Management Discussion and Analysis for the period and the accompanying financial statements and notes are available under the Company’s profile on SEDAR and on its website at https://investors.trulieve.com/financial-information/quarterly-results. This news release is not in any way a substitute for reading those financial statements, including the notes to the financial statements.

About Trulieve

Trulieve is an industry leading, vertically integrated cannabis company and multi-state operator in the U.S. operating in 11 states, with leading market positions in Arizona, Florida, and Pennsylvania. Trulieve is poised for accelerated growth and expansion, building scale in retail and distribution in new and existing markets through its hub strategy. By providing innovative, high-quality products across its brand portfolio, Trulieve delivers optimal customer experiences and increases access to cannabis, helping patients and customers to live without limits. Trulieve is listed on the CSE under the symbol TRUL and trades on the OTCQX market under the symbol TCNNF. For more information, please visit Trulieve.com.

Facebook: @Trulieve

Instagram: @Trulieve_

Twitter: @Trulieve

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we supplement our results with non-GAAP financial measures, including adjusted gross profit, adjusted net income, adjusted net income per diluted share, and adjusted cash flow from operations. Our management uses these non-GAAP financial measures in conjunction with GAAP financial measures to evaluate our operating results and financial performance. We believe these measures are useful to investors as they are widely used measures of performance and can facilitate comparison to other companies. These non-GAAP financial measures have limitations as analytical tools in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered along with GAAP financial performance measures. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found below. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, our reported financial results prepared in accordance with GAAP.

Reconciliation of Non-GAAP Adjusted Gross Profit

The following table presents a reconciliation of GAAP gross profit to non-GAAP adjusted gross profit, for each of the periods presented:

	For the Three Months Ended
(Amounts expressed in millions of United States dollars)	March 31, 2022	March 31, 2021
Gross Profit GAAP	$178.2	$135.3
Gross Margin % GAAP	56%	70%
Add (Deduct) Impact of:
Inventory Step Up Fair Value	$0.4	$2.5
Transaction, Acquisition, and Integration Costs	$6.8	$1.2
Adjusted Gross Profit Non-GAAP	$185.4	$139.0
Adjusted Gross Margin % Non-GAAP	58%	72%

Reconciliation of Non-GAAP Adjusted Net Income

The following table presents a reconciliation of GAAP net income (loss) to non-GAAP adjusted net income, for each of the periods presented:

	For the Three Months Ended
(Amounts expressed in millions of United States dollars)	March 31, 2022	March 31, 2021
Net Income (Loss) GAAP	$(32.0)	$30.1
Add (Deduct) Impact of:
Warrant Liability Adjustment	$(0.8)	$0.0
Inventory Step Up Fair Value	$0.4	$2.5
Transaction, Acquisition, and Integration Costs	$17.2	$2.0
Covid Related Expenses	$0.4	$3.8
Divestment Non-Operating Assets	$2.7	$0.0
Impairment and Disposal of Long-lived Assets	$13.8	$0.0
Adjusted Net Income Non-GAAP	$1.7	$38.5

Reconciliation of Non-GAAP Adjusted Earnings Per Share

The following table presents a reconciliation of GAAP earnings (loss) per share to non-GAAP adjusted earnings per share, for each of the periods presented:

	For the Three Months Ended
(Amounts expressed in millions of United States dollars)	March 31, 2022	March 31, 2021
Earnings (Loss) Per Share GAAP	$(0.17)	$0.24
Add (Deduct) Impact of:
Warrant Liability Adjustment	$0.00	$0.00
Inventory Step Up Fair Value	$0.00	$0.02
Transaction, Acquisition, and Integration Costs	$0.09	$0.02
Covid Related Expenses	$0.00	$0.03
Divestment Non-Operating Assets	$0.01	$0.00
Impairment and Disposal of Long-lived Assets	$0.07	$0.00
Adjusted Earnings Per Share Non-GAAP	$0.01	$0.30

Reconciliation of Non-GAAP Adjusted EBITDA

The following table presents a reconciliation of GAAP net income (loss) to non-GAAP Adjusted EBITDA, for each of the periods presented:

	For the Three Months Ended
(Amounts expressed in millions of United States dollars)	March 31, 2022	March 31, 2021
Net Income (Loss) GAAP	$(32.0)	$30.1
Add (Deduct) Impact of:
Interest Expense, net	$17.9	$7.9
Provision For Income Taxes	$42.3	$34.5
Depreciation and Amortization	$29.3	$5.4
Depreciation in COGS	$10.7	$3.7
EBITDA	$68.2	$81.6

Inventory Step Up Fair Value	$0.4	$2.5
Integration and Transition Costs	$5.3	$0.4
Acquisition and Transaction Costs	$3.3	$1.7
Share-Based Compensation	$4.6	$0.7
Other Non-Recurring Expenses	$8.6	$0.0
Covid Related Expenses	$0.4	$3.8
Impairment and Disposal of Long-lived Assets	$13.8	$0.0
Divestment and Sale of Non-Operating Assets	$2.7	$0.0
Non-Controlling Interest	$0.0	$0.0
Other Expense (Income), net	$(0.9)	$0.0
Fair Value of Derivative Liabilities - Warrants	$(0.8)	$0.0
Adjusted EBITDA Non-GAAP	$105.5	$90.9

Reconciliation of Non-GAAP Adjusted Cash Provided by Operating Activities

The following table presents a reconciliation of GAAP cash provided by operating activities to non-GAAP Adjusted cash provided by operating activities, for each of the periods presented:

	For the Three Months Ended
(Amounts expressed in millions of United States dollars)	March 31, 2022	March 31, 2021
Net Cash Provided by Operating Activities GAAP	$45.1	$59.6
Add (Deduct) Impact of:
Warrant Liability Adjustment	$(0.8)	$0.0
Inventory Step Up Fair Value	$0.4	$2.5
Transaction, Acquisition, and Integration Costs and NCI	$17.2	$2.0
Covid Related Expenses	$0.4	$3.8
Divestment Non-Operating Assets	$2.7	$0.0
Impairment and Disposal of Long-lived Assets	$13.8	$0.0
Adjusted Cash Provided by Operating Activities Non-GAAP	$78.8	$68.0

Forward-Looking Statements

This news release includes forward-looking information and statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to the Company’s expectations or forecasts of business, operations, financial performance, prospects, and other plans, intentions, expectations, estimates, and beliefs and include statements regarding the Company’s expected revenue and adjusted EBITDA for fiscal 2022, its plans for expansion, the scope and timing of adoption of cannabis in the U.S. and potential acquisitions and expansion of the Company’s operations. Words such as “expects”, “continue”, “will”, “anticipates” and “intends” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on the Company’s current projections and expectations about future events and financial trends that management believes might affect its financial condition, results of operations, business strategy and financial needs, and on certain assumptions and analysis made by the Company in light of the experience and perception of historical trends, current conditions and expected future developments and other factors management believes are appropriate. Forward-looking information and statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking information and statements herein, including, without limitation, the risks discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and in our periodic reports subsequently filed with the United Sates Securities and Exchange Commission and in the Company’s filings on SEDAR at www.sedar.com. Although the Company believes that any forward-looking information and statements herein are reasonable, in light of the use of assumptions and the significant risks and uncertainties inherent in such information and statements, there can be no assurance that any such forward-looking information and statements will prove to be accurate, and accordingly readers are advised to rely on their own evaluation of such risks and uncertainties and should not place undue reliance upon such forward-looking information and statements. Any forward-looking information and statements herein are made as of the date hereof and, except as required by applicable laws, the Company assumes no obligation and disclaims any intention to update or revise any forward-looking information and statements herein or to update the reasons that actual events or results could or do differ from those projected in any forward looking information and statements herein, whether as a result of new information, future events or results, or otherwise.

Investor Contact

Christine Hersey, Executive Director of Investor Relations

+1 (424) 202-0210

Christine.Hersey@Trulieve.com

Media Contact

Rob Kremer, Executive Director of Corporate Communications

+1 (404) 218-3077

Robert.Kremer@Trulieve.com